UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38102	98-1013909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town, Grand Cayman

Cayman Islands

KY1-9008

(Address of principal executive offices and Zip Code)

(510) 623-1231

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

Indenture and Notes

On January 18, 2023, SMART Global Holdings, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements with a limited number of holders of its 2.25% Convertible Senior Notes due 2026 (the “2026 Notes”) to exchange $150.0 million principal amount of the 2026 Notes for (i) $150.0 million in aggregate principal amount of new 2.000% Convertible Senior Notes due 2029 (the “2029 Notes”) and (ii) an aggregate of approximately $15.6 million in cash, with such cash payment representing the premium paid for the 2026 Notes in excess of par value and accrued and unpaid interest on the 2026 Notes (collectively, the “Exchange Transactions”). The 2029 Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of January 23, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The 2029 Notes bear interest at a rate of 2.000% per annum on the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2023, to the noteholders of record of the 2029 Notes as of the close of business on the immediately preceding January 15 and July 15, respectively. The 2029 Notes will mature on February 1, 2029 (the “Maturity Date”), unless earlier converted, redeemed or repurchased. The 2029 Notes are convertible into cash or a combination of cash and the Company’s ordinary shares, $0.03 par value per share (the “ordinary shares”), at the Company’s election.

Holders may convert their 2029 Notes at their option in the following circumstances:

•

during any fiscal quarter commencing after the fiscal quarter ending on May 26, 2023 (and only during such fiscal quarter), if the last reported sale price per ordinary share exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter;

•

during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of the 2029 Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per ordinary share on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on the Company’s ordinary shares, as provided in the Indenture;

•	if the Company calls such 2029 Notes for redemption; and

•	on or after August 1, 2028 until the close of business on the second scheduled trading day immediately before the Maturity Date.

The initial conversion rate of the 2029 Notes is 47.1059 ordinary shares per $1,000 principal amount of the 2029 Notes, which represents an initial conversion price of approximately $21.23 per ordinary share. The conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. The Company will have the right to elect to settle conversions either in ordinary shares or in a combination of cash and ordinary shares. However, upon conversion of any 2029 Notes, the conversion value, which will be determined over an “observation period” (as defined in the Indenture) consisting of 40 trading days, will be paid in cash up to at least the principal amount of the 2029 Notes being converted.

Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time.

In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders of the 2029 Notes may require the Company to repurchase their 2029 Notes at a cash repurchase price equal to the principal amount of the 2029 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of fundamental change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s ordinary shares.

The Company may redeem the 2029 Notes, in whole or in part, at its option at any time, and from time to time, on or after February 6, 2026 and on or before the 40th scheduled trading day immediately before the Maturity Date, at a cash redemption price equal to the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per ordinary share exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the related redemption notice date; and (ii) the trading day immediately before the date the Company sends such notice. In addition, the Company will have the right to redeem all, but not less than all, of the 2029 Notes if certain changes in tax law occur. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. No sinking fund is provided for the 2029 Notes.

The Indenture includes customary terms and covenants, including certain events of default. The events of default, as set forth in the Indenture, include: (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any Note, (iii) failure by the Company to deliver, when required by the Indenture, a fundamental change notice, if such failure is not cured within five business days after its occurrence, or a notice of certain corporate events as provided in the Indenture, (iv) default by the Company in its obligations to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the 2029 Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000 (or its foreign currency equivalent), (viii) entry of judgments against the Company or any of its subsidiaries for the payment of at least $50,000,000 where such judgments are not waived, paid, discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished, and (ix) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries, as defined in the Indenture.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the 2029 Notes then outstanding will immediately become due and payable without any notice or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the 2029 Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the 2029 Notes then outstanding to become due and payable immediately.

If any taxes imposed or levied by or on behalf of the Cayman Islands (or certain other jurisdictions described in the Indenture) are required to be withheld or deducted from any payments made under or with respect to the 2029 Notes, then, subject to certain exceptions, the Company will pay to the holder of each 2029 Note such additional amounts as may be necessary to ensure that the net amount received by the beneficial owner of such 2029 Note after such withholding or deduction (and after withholding or deducting any taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required.

The 2029 Notes are senior, unsecured obligations of the Company and are equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the 2029 Notes and effectively subordinated to the Company’s existing and future senior, secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The 2029 Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Indenture and the 2029 Notes do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Capped Call Transactions

On January 18, 2023, in connection with the pricing of the 2029 Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with Barclays Bank PLC, Deutsche Bank AG, London Branch, Jefferies International Limited and Nomura Global Financial Products Inc. (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the 2029 Notes, the aggregate number of ordinary shares that initially underlie the 2029 Notes, and are expected generally to reduce potential dilution to the Company’s ordinary shares upon any conversion of the 2029 Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted 2029 Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $29.1375 per share, which represents a premium of 75.0% over the last reported sale price of the Company’s ordinary shares on January 18, 2023. The cost of the Capped Call Transactions was approximately $15.1 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the 2029 Notes and will not affect any holder’s rights under the 2029 Notes or the Indenture. Holders of the 2029 Notes will not have any rights with respect to the Capped Call Transactions.

In connection with issuing the 2026 Notes, the Company entered into capped call transactions (the “Existing Capped Call Transactions”). As part of the Exchange Transactions, the Company entered into agreements with Barclays Bank PLC, Deutsche Bank AG, London Branch and Jefferies International Limited to terminate a portion of the Existing Capped Call Transactions in a notional amount corresponding to the amount of the 2026 Notes that will be exchanged.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the confirmation set forth in such Exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The 2029 Notes were issued in reliance upon Section 4(a)(2) of the Securities Act (the “Securities Act”), in transactions not involving any public offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act and institutional accredited investors (within the meaning of Rule 501 under the Securities Act). Any ordinary shares that may be issued upon conversion of the 2029 Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 9,009,000 ordinary shares of the Company may be issued upon conversion of the 2029 Notes, based on the initial maximum conversion rate of 60.0600 ordinary shares per $1,000 principal amount of the 2029 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1	Indenture, dated as of January 23, 2023, between SMART Global Holdings, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

Exhibit 4.2	Form of certificate representing the 2.000% Convertible Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1).

Exhibit 10.1	Form of confirmation for the Capped Call Transactions.

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2023	SMART GLOBAL HOLDINGS, INC.

	By:	/s/ Ken Rizvi
	Name:	Ken Rizvi
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)